Exhibit 31.2

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Kenneth Fisher, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Bluejay Diagnostics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023	By:	/s/ Kenneth Fisher
Kenneth Fisher
Chief Financial Officer
(Principal Financial and Accounting Officer)